Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-122556,  333-64937, 333-42415 and 333-55482) of our report dated August 6, 2004 relating to the financial statements of Waters Instruments, Inc., which appears in this Annual Report on Form 10-KSB.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
September 23, 2005